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FOR IMMEDIATE RELEASE



Investor Contact                                          Media Contact
John P. Crowley                                           Jennifer Sharpe
jcrowley@fairpoint.com                                    jsharpe@fairpoint.com
----------------------                                    ---------------------
704-227-3653                                              704-227-3629



                        FAIRPOINT COMMUNICATIONS DECLARES
                             SECOND QUARTER DIVIDEND


CHARLOTTE, North Carolina, June 16, 2005 - The Board of Directors of FairPoint Communications, Inc. (NYSE:FRP) today declared a dividend of $0.39781 per share on FairPoint's common stock. The dividend is payable on July 19, 2005 to shareholders of record at the close of business on June 30, 2005.

About FairPoint Communications
FairPoint is a leading provider of communications services to rural communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural communities. Today, FairPoint owns and operates 27 rural local exchange companies (RLECs) located in 17 states. FairPoint serves customers with approximately 276,167 access line equivalents (voice access lines and high speed data lines, which include DSL, cable modem and wireless broadband) as of March 31, 2005 and offers an array of services, including local and long distance voice, data, Internet and broadband offerings.

This press release may contain forward-looking statements that are not based on historical fact, including without limitation, statements containing the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "indicated" and similar expressions. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described in FairPoint's Annual Report on Form 10-K on file with the Securities and Exchange Commission. These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.


Source:  FairPoint Communications, Inc.
         www.fairpoint.com